Labor Contract

Party A : Xingguo General Fruit Industry Development Co., Ltd.

Legal Representative: HOU Xingping

Telephone:     0797—5201117

Address: Congxian Township, Xingguo County, Jiangxi Province

Party B : ZENG Shaokang

Gender:  Male

Date of Birth: September 14, 1978

Education: College

Personal ID Number: 362133197809145617

Place of Residence: Beijing

Contact Telephone:

Current Address:

Pursuant to the provisions of the Company’s Articles of Association, Party A and Party B, on the basis of equality and mutual willingness and through consultation, have entered into the labor contract as follows.

I.     Term of the Contract

The term of the contract will start on February 1, 2013 and end on January 31, 2015 and this is the period during which Party A employs Party B.

II.     Work Tasks

1. Party B’s locations of work are Beijing and Xingguo.

2. Based on Party A’s business need, Party B agrees to serve at the post of finance manager during the term of the contract. Party B will complete work tasks assigned to him on time and in the quality and quantity required in accordance with Party A’s policies, rules and requirements.

3. Party A may, upon consultation and mutual agreement, change Party B’s scope of work, work post and salary at any time based on the Party A’s operation, business need and Party B’s performance.

III.     Responsibilities

1. Party B must report to work at the locations designated by Party A and strictly perform the duties required of the post; Party B must conduct his work according to the Party A’s work standard, description of the post and objectives.

2. Party B must observe the work evaluation methods established by Party A, accept Party A’s evaluation of his work and complete the work assignments from Party A.

IV.     Work Disciplines

1. Party B must follow the State laws and regulations and all policies and rules established by Party A in accordance with the law; Party B must take good care of Party A’s properties and assets abide by professional ethics and follow Party A’s direction and guidance.

2. If Party B violates labor discipline, Party A may issue disciplinary sanctions, economic sanctions and even terminates this labor contract.

V.     Work Hours, Leaves and Vacations

1. Party A and Party B will discuss specific work hours and off days based on the industry characteristics. Party A must make arrangement for Party B’s vacation or days off during the State’s statutory holiday period.

VI.     Work Compensation, Insurance and Benefits

1. Party B must conscientiously learn business knowledge, perform work proactively and strive to complete work tasks assigned by Party A.

2. During the term of the contract, Party B’s monthly salary is RMB 5,000.00 even (pre-tax).

3. In accordance with the principle of compensation based on work, Party A will issue to Party B his salary in the form of currency for the previous month on the 10th day of each month.

VII.     Disciplinary Action and Reward

1. When Party B submit reasonable suggestions and recommendations beneficial to Party A’s development during the course of his work, Party A may give Party B oral commendation or monetary reward.

2. If Party B has been proactive in his work and producing extraordinary results, Party A must give Party B some form of reward.

3. Party A may issue disciplinary sanctions or decisions orally or in writing at any time for Party B’s negligence during his work; Party A may perform evaluation of Party B’s work at any time, offer criticism or sanction for any breach of the evaluation method or failure to complete assigned work or tasks and shall have the right to pursue Party B for compensation for any effects adverse to Party A’s interests or economic losses resulting directly from such breach or failure on Party B’s part.

4. If, during his work, Party B grossly violates Party A’s policies and rules, is seriously negligent of his duties, commits fraud, discloses the Company’s confidential information and secret technical material, thus causing economic losses to Party A, Party A shall have the right to levy fines on Party B or terminate this contract, and Party B must be responsible for all the economic losses suffered by Party A.

VIII.     Termination and Dissolution of This Contract

1. This contract shall terminate or be dissolved automatically upon the expiration of its term agreed to by both parties.

2. Upon the occurrence of any of the following on Party B’s part, Party A may dissolve this contract in advance:

A. Violation of labor discipline or policies and rules

B. Gross negligence, disclosure of Party A’s confidential information and secret technical material, thus causing material economic losses to Party A

C. Being sent to labor camps or pursued by law due to his own action

D. Lack of competence for his work and, after receiving training or work assignment adjustment, failure to be competent

3. Upon the occurrence of any of the following on Party A’s part, Party B may dissolve this contract:

A. Failure to pay work compensation in accordance with the provisions herein

B. Engagement in any business in violation of State laws and regulations

4. If Party B unilaterally dissolves this contract without obtaining Party A’s agreement, thus causing economic losses and other losses, Party B shall bear all responsibility

IX.     Others

1. All matters not covered herein shall be resolved through consultation between the two parties.

2. This contract is in duplicates, with one to Party A and Party B, and both have the same legal effect.

Party A (Seal) :	/seal/ Xingguo General Fruit Industry Development Co., Ltd.

Legal Representative:	/s/ HOU Xingping

Party B (Signature) :	/s/ ZENG Shaokang

Date of Execution: January 31, 2013